AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL23 , 2008
REGISTRATION NO. 333- 149158

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEMPER FLOWERS, INC.
(Name of small business issuer in its charter)

Nevada (State or jurisdiction of incorporation or organization)	5992 (Primary Standard Industrial Classification Code Number)	26-1212244 (I.R.S. Employer Identification No.)

1040 First Avenue, Suite. 173
New York, New York 10021
212-861-9239
(Address and telephone number of principal executive offices)

1040 First Avenue, Suite. 173
New York, New York 10021
212-861-9239
(Address of principal place of business or intended principal place of business)

George Marquez, Chief Executive Officer
Semper Flowers, Inc.
1040 First Avenue, Suite. 173
New York, New York 10021

212-861-9239
(Name, address and telephone number of agent for service)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11 th Floor
New York, New York  10005
(515)833-5034
(516) 977-1209 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company,” in Rule 12b-2 of the Exchange Act.  (Check one.)

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company X

(COVER CONTINUES ON FOLLOWING PAGE)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares Common Stock, $.0001 par value per share, to be sold by a selling shareholder	2,510,000	$0.05	$125,500	$4.93
Total	2,510,000			$4.93

(1)	Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

•   PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED April 23, 2008

Semper Flowers, Inc.

2,510,000 Shares of Common Stock
 to be offered by  selling shareholders

We are engaged in the operation of floral and gift retail stores.  We currently have one location. We intend to add value by acquiring and consolidating additional stores.  The prospectus relates to the resale by selling shareholders of 2,510,000 shares of common stock, $.0001 par value. Upon the effectiveness of this prospectus,  the selling security holders may offer to sell shares of our common stock being offered in this prospectus at a fixed price of $0.05 per share until shares of our common stock are quoted on the OTC Bulletin Board, if ever, and thereafter at prevailing market prices or privately negotiated prices.

We received $125,500 in gross proceeds from the sale of shares of our common stock by us in previous offerings pursuant to sales made under Rule 506 Regulation D. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the OTC Bulletin Board.

The Securities offered hereby involve a high degree of risk.
See “Risk Factors” beginning on page 5.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is _________, 2008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

SEMPER FLOWERS, INC.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

PROSPECTUS SUMMARY

     The following summary highlights material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “RISK FACTORS” section, the financial statements and the notes to the financial statements. We conduct our business operations through our wholly owned subsidiary, Absolute Florist, Inc. a Missouri corporation (“Absolute Florist”). As used hereinafter in this prospectus, the terms “Absolute”, “we,” “us,” or “our” refer to Semper Flowers, Inc and its wholly owned subsidiaries, including Absolute Florist.

Semper Flowers, Inc.

Semper Flowers, Inc. was formed as a Nevada corporation on October 9, 2007.   We are a development stage corporation formed to acquire and consolidate floral business lines and small family owned florists. To date, we have completed our first acquisition of Absolute Florists, Inc. in Kansas.

On November 1, 2007, in consideration for 100% of the outstanding shares of Absolute Florists, Inc, we issued 100,000 shares of preferred stock with a face value of $100,000 or $1 per share with a par value of $0.0001.  On April 15, 2008, we amended the agreement to cancel the shares of preferred stock and we issued a note in the amount of $100,000 due on July 28, 2008 with interest of 12%.  The interest is payable monthly.

Since its inception, The Absolute Florists, Inc. has incurred losses and is expected to incur losses for the foreseeable future. For the fiscal years ended June 30, 2007 and 2006, Absolute Florists incurred net losses of $19,208 and $2,704, respectively. As a result of the foregoing, our independent auditors, in their report covering our consolidated financial statements for the year ended June 30, 2007 stated that our financial statements were prepared assuming that Absolute Florists would continue as a going concern.

Our principal executive offices are located at 1040 First Avenue, Suite 173, New York, New York 10021 our telephone number is 212-861-9239.  We are a Nevada company.  We believe our current cash reserves will allow us to remain in business for the next 12 months.  We intend to utilize our securities in connection with any acquisition of which we cannot guarantee that we will in any way succeed in identifying such targets or entering definitive agreements with such targets.

The Offering

Common stock outstanding before the offering	4,933,529 shares.

Common stock offered by selling stockholders	2,510,000 shares of common stock presently outstanding. This number represents 50.88% of our issued and outstanding shares.

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholder

Market for the common shares
There is no public market for our common shares. We intend to have a market maker file an application on our behalf with the NASD to have our common stock quoted on the OTC Bulletin Board. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 5.

The above information regarding common stock to be outstanding after the offering is based on 4,933,529 shares of common stock outstanding as of the date of this prospectus.

Transactions being Registered in this Prospectus

In November 2007, we issued and sold 1,910,000 shares of common stock to 26 accredited investors in consideration of $95,500.

In January 2008, we issued and sold 600,000 shares of common stock to 13 accredited investors in consideration of $30,000.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to our company or that our company currently believes are immaterial may also impair our business operations. If any of the following risks actually occur, our businesses, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

As a start-up or development stage company, an investment in our company is considered a high risk investment whereby you could lose your entire investment.

We have just commenced operations and, therefore, we are considered a “start-up” or “development stage” company.   We will incur significant expenses in order to implement our business plan.  As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, employment costs, and advertising and marketing expenses.  We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably.  If we cannot operate profitably, you could lose your entire investment.

We have a history of losses since our inception which may continue and cause investors to lose their entire investment.

Semper Flowers, Inc. was formed on October 9, 2006 and has incurred net losses amounting to $150,121 from inception to December 31, 2007. The Absolute Florist, Inc., was formed on September 9, 1986, and has incurred net losses of $19,208 for the year ended June 30, 2007 and $2,704 for the year ended June 30, 2006. Because of these conditions, we will require additional working capital to develop our business operations. We have not achieved profitability and we can give no assurances that we will achieve profitability within the foreseeable future, as we fund operating and capital expenditures, in such areas as sales and marketing and research and development. We cannot assure investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future. If we continue to incur losses, we will not be able to fund any of our sales and marketing and research and development activities, and we may be forced to cease our operations. If we are forced to cease operations, investors will lose the entire amount of their investment.

Our working capital is limited in that our cash reserves will only support our operations for the following 12 months and we will likely need to raise capital through debt or equity offerings after such cash reserves have been utilized.

We have limited working capital on hand. We believe our current cash reserves will allow us to remain in business for the next 12 months.  Upon the exhaustion of such cash reserves, our ability to continue operations and operate as a going concern is wholly contingent on our ability to raise capital through debt or equity offerings.   If adequate funds are not available or are not available upon acceptable terms, we may not be able to fund our expansion, develop our marketing plans or respond to competitive pressures. Such inability could have a material adverse effect on our business, results of operations and financial condition.  As of this date, we have generated a net loss and there can be no assurance that income will be forthcoming in the future.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and which may force us to cease operations.

In their reports dated January 25, 2008 and January 28, 2008, our independent auditors stated that our financial statements for the year ended December 31, 2007 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

The loss of George Marquez, our sole executive officer, or our inability to attract and retain qualified personnel could significantly disrupt our business.

We are wholly dependent, at present, on the personal efforts and abilities of George Marquez, our sole executive officer. The loss of services from Mr. Marquez will disrupt, if not stop, our operations. In addition, our success will depend on our ability to attract and retain highly motivated, well-educated specialists to our staff. Our inability to recruit and retain such individuals may delay implementing and conducting our business , and or result in high employee turnover, which could have a materially adverse effect on our business or results of operations once commenced. There is no assurance that personnel of the caliber that we require will be available.

Because we have no operating history, we may not be able to successfully manage our business or achieve profitability and it will be difficult for you to evaluate an investment in our stock and you may lose your entire investment.

 We were formed in October 2007, and we subsequently acquired The Absolute Florist. The Absolute Florist was initially formed in September 9, 1986. Due to our limited operating history, our ability to operate successfully is materially uncertain and our operations are subject to all risks inherent in a developing business enterprise.   We have no operating history upon which you may evaluate our operations and prospects. Our limited operating history makes it difficult to evaluate our likelihood of commercial viability and market acceptance of our products.  Our potential success must be evaluated in light of the problems; expenses and difficulties frequently encountered by new businesses in general and particularly in the floral trade specifically.

Our business model of acquiring and operating floral and gift shops is unproven and there is no guarantee that such operations will become profitable.

 There can be no assurance that the implementation of such a plans to open or acquire additional stores in selected areas will be successful, or that the implementation of the overall business plan developed by management will result in sales or that if it does result in sales, that such sales will necessarily translate into profitability.  Failure to properly develop our plan of expansion will prevent the Company from generating meaningful product sales.  The successful integration of the management and staff or the hiring of new management or staff will be important to the future operations of the Company. Substantial difficulties could be encountered, including the following:

•	The loss of key employees and customers;

•	The disruption of operations and business;

•	Unexpected problems with costs, operations and personnel

•	Unexpected costs in from rising fuel and flower prices; and

•	Problems with the assimilation of new operations, sites, and personnel, which could divert resources from operations.

•	Unexpected outbreak of disease or pests that can destroy flowers and negatively impact floral availability

•	Severe economic disruption impacting purchasing power in the general population

Competition may adversely affect our operations and financial results.

The floral business is highly competitive with respect to price, service, location and quality, and is often affected by changes in consumer tastes, economic conditions, and population and traffic patterns.  The Company competes within each market with locally owned floral businesses as well as national and regional chains, some of which operate more locations and have greater financial resources and longer operating histories than the Company.  There is active competition for management personnel and for attractive commercial real estate sites suitable for florists.

Our sales volumes are seasonal.

Sales of our products are seasonal, concentrated in the second calendar quarter, due to Mother's Day, Easter and graduations, and the fourth calendar quarter, due to the Thanksgiving and Christmas holidays. In anticipation of increased sales activity during these periods, we need to hire a significant number of temporary employees to supplement our permanent staff and we significantly increase our inventory levels. If sales during these periods do not meet our expectations, we may not generate sufficient revenue to offset these increased costs and our operating results will suffer.

George Marquez, our a director and sole executive officer, will only devote approximately 25 hours per week to our business due to his involvement in other business interests.

George Marquez, our director and sole executive officer, will only be involved with our company on a part time basis committing only approximately 25 hours per week.  As such, we may not be able to take advantage of acquisition or other expansion opportunities due to his limited involvement.

George Marquez will continue to influence matters affecting our company after this offering, which may conflict with your interests.

George Marquez, a director and sole executive officer of our company beneficially owns approximately 41% of the outstanding shares of common stock of our company. Mr. Marquez will continue to influence the vote on all matters submitted to a vote of our stockholders, including the election of directors, amendments to the certificate of incorporation and the by-laws, and the approval of significant corporate transactions. This consolidation of voting power could also delay, deter or prevent a change-in-control of our company that might be otherwise beneficial to stockholders.

Risks Relating to Our Common Shares

THERE IS NO PUBLIC (TRADING) MARKET FOR OUR COMMON STOCK AND THERE IS NO ASSURANCE THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE OR DEALER’S NETWORK; THEREFORE, YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

There is no established public trading market for our securities. Hence, there is no central place, such as a stock exchange or electronic trading system, to resell your common stock. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. It is our plan to utilize a market maker who will apply to have our common stock quoted on the Over-the-Counter Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the Over-the-Counter Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor will be unable to liquidate his investment except by private sale.

SHOULD OUR STOCK BECOME LISTED ON THE OTC BULLETIN BOARD, IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the Over-The-Counter Bulletin Board, such as us we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

ONCE PUBLICLY TRADING, THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders , which we previously issued to the selling stockholders . We will not receive any proceeds from the resale of the common stock by the selling stockholders. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

	Shares Beneficially Owned Prior to the Offering (1)(2)			Shares Beneficially Owned After the Offering (1)(2)
Name (3)	Number	Percent	Total Shares Registered	Number	Percent
Anderson, Don Loring	40,000	*	40,000	--	--
Bushansky, Stephen	100,000	2.03%	100,000	--	--
Caleffie, Cynthia L.	80,000	1.62%	80,000	--	--
Christensen, Dawn E.	40,000	*	40,000	--	--
Christensen, Lee A.	40,000	*	40,000	--	--
Cook, Edmund Tashiro	40,000	*	40,000	--	--
Cook, Layna Griffin	40,000	*	40,000	--	--
Farh, Elaine P.	30,000	*	30,000	--	--
Gardner, Barbara	100,000	2.03%	100,000	--	--
Gardner, Robert	100,000	2.03%	100,000	--	--
Gardner, Scott A	40,000	*	40,000	--	--
Gardner, Katherine	40,000	*	40,000	--	--
Griffin, Chester W. Jr.	40,000	*	40,000	--	--
Griffin, Eva L.	40,000	*	40,000	--	--
Grodko, Jeffrey	30,000	*	30,000	--	--
Kassem, Preston	20,000	*	20,000	--	--
Mariani, Brett A.	20,000	*	20,000	--	--
Mariani, Brian Todd	20,000	*	20,000	--	--
Mariani, Raymond	200,000	4.05%	200,000	--	--
Mariani, Robert	260,000	5.27%	260,000	--	--
Mariani, Suzanne K.	100,000	2.03%	100,000	--	--
Meszaros, John Paul	200,000	4.05%	200,000	--	--
Paoletta, Paul H.	200,000	4.05%	200,000	--	--
Paoletta, Tracy L.	200,000	4.05%	200,000	--	--
Robertson, Alfred	40,000	*	40,000	--	--
Rozsa, Edua	20,000	*	20,000	--	--
Rubin, Michael	30,000	*	30,000	--	--
Schmitz, David E.	40,000	*	40,000	--	--
Schmitz, Holly	40,000	*	40,000	--	--
Segandish, Kenneth	40,000	*	40,000	--	--
Sterling LLC	40,000	*	40,000	--	--
Tedrow, Carla	20,000	*	20,000	--	--
Tedrow, Christian	20,000	*	20,000	--	--
Tedrow, Tara	20,000	*	20,000	--	--
Tedrow, Thomas	40,000	*	40,000	--	--
Tedrow, Travis	20,000	*	20,000	--	--
Tedrow, Tyler	40,000	*	40,000	--	--
Ward, John W.	40,000	*	40,000	--	--
Ward, Olga M.	40,000	*	40,000	--	--
		Total:	2,510,000

*Less than one percent.

(1)  This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares.

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on a total outstanding number of 4,933,529 as of the date of this prospectus.

(3) All of the selling shareholders have not had a material relationship with us other than as a shareholder at any time within the past two years, has ever been one of our officers or directors and is not a broker-dealer or affiliated with a broker-dealers.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices. Other than the 2,510,000 shares being registered pursuant to this prospectus, we have not agreed to register any shares of our common stock under the Securities Act for sale by stockholders. As of the date of this prospectus, we had 4,933,529 shares of common stock issued and outstanding and approximately 41 stockholders of record of our common stock.  We appointed Continental Stock Transfer and Trust Company Co, Inc., New York, NY, as transfer agent for our shares of common stock.

Dividend Policy

Our payment of dividends, if any, in the future rests within the discretion of the Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. However, if we enter into an agreement for debt financing in the future we may be restricted from declaring dividends.

Equity compensation plan information

The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of December 31, 2007.

Equity compensation plans approved by shareholders	No. of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants & rights	Number of securities remaining available for future issuance under equity compensation plan

Equity compensation plan approved by shareholders	-	-	-

Equity compensation plan not approved by shareholders	-	-	-

Total	-	-	-

DESCRIPTION OF BUSINESS

History of the Company

Semper Flowers was formed on October 9, 2007.  On November 1, 2007, we acquired “The Absolute Florist, Inc.” in consideration of 100,000 shares of Preferred Stock with a value of $100,000. On April 15, 2008, we amended the agreement to cancel the shares of preferred stock and we issued a note in the amount of $100,000 due on July 28, 2008 with interest of 12%.  The interest is payable monthly.  The Absolute Florist remains as a wholly owned subsidiary of Semper Flowers, Inc.

Business Description

We were formed in October 2007 to acquire floral businesses and build up an attractive portfolio of store leases.  Semper Flowers, Inc. seeks to add value by acquiring, consolidating, and operating flower and gift retail stores.  The three keys to business success are great locations, efficient delivery service, and joining trade associations that promote local delivery from anywhere in the country.  We strive to be the most innovative and unique florists. Our approach to floral design is pure and natural and it maximizes not only the character of flowers, individually and in arrangements, but also the aesthetic connection between flowers and the setting. We are determined to continue and enhance the tradition of flowers through innovative design, aggressive marketing, and most importantly, quality products and service.

Semper Flowers believes that it can exploit the changing market by focusing on the largest opportunities; for instance, in the last fifteen years the dollar value of sales of fresh-cut flowers increased even though unit sales stayed essentially unchanged.  Roses, mixed flowers, and carnations were the most popular arrangements.   A promising growth area is so-called ‘bedding plants,’ which are planted outdoors and sold during spring and summer.  Another interesting trend is that women are buying themselves flowers on Valentines Day.

Semper Flowers will concentrate on partnering with potential partners in the death-care (funeral homes) and wedding industries.   Weddings may be simple or elaborate; regardless of the size or scope of the occasion, in recent years couples have been increasingly turning to experts to make their special day perfect.  These experts, wedding planners, coordinate all aspects of the floral arrangements, from decorating the church to making sure each member of the bridal party has the appropriate arrangement or corsage.  We will work with wedding planners in designing and delivering tasteful flower arrangements. We also look to generate sales in the sympathy flower arena.  Sympathy flower arrangements are special because they are designed to convey to loved ones the essence of beauty which takes their mind off the sadness of the occasion.  Sympathy arrangements are also used to help people get through other troubled times, such as a job loss, an illness, or a divorce.

The Company intends to enter into purchase agreements with various floral businesses nationwide, including the leases associated with the stores. The target businesses are ideally small, family owned florists who would benefit from the  cost reductions associated with consolidation.  In addition, if we are able to raise additional capital, we intend to provide web based sales and call center servicing of which we can provide no guarantee. Many of the target acquisitions will be established businesses, serving their communities with floral arrangements for weddings, funeral and other flower orientated events.   In sum, our keys to success are:

•	careful attention to store locations by using economic and demographics variables.

•	attainment of our store expansion goals.

•	executing retail marketing program.

•	management control of company stores.

•	management of cash flow--maintaining the pace of store sales--and obtaining additional investment to maintain the pace of company owned store expansion

As of the date hereof, we are not in negotiations to acquire any target.

Floral Industry Overview

The floral industry is highly fragmented with the biggest floral firms holding a small fraction of the market. A majority of florists employ five employees or less.  We believe the small retail flower shops will continue to see consolidations and closings. In the U.S. there are approximately supermarkets with floral departments, retail florists, and garden centers all providing a variety of floral solutions.  Imports, however, account for the majority of fresh flowers sold in the United States, with a large percentage of these coming from Columbia.  Floral direct marketers take floral orders from consumers by telephone or over the Internet. These direct marketers, including retail consumer companies that deliver unarranged boxed flowers via common courier with no involvement of retail florists. These direct marketers represent a rapidly growing portion of the floral delivery sub-segment of the overall floral retail market. The entrance of supermarkets and discounters into the floral arena has had a detrimental impact on traditional florists.

Most retail consumer floral transactions take place at retail florist shops, supermarkets, garden centers and discount chain stores. The floral retail market space is highly fragmented with thousands of industry participants. We believe key trends in the floral retail market include:

• an increasing role of floral direct marketers, particularly those marketing floral products over the Internet, which we believe has resulted in increased orders for delivery to be placed through floral direct marketers versus traditional retail florists;
• the advent of retail consumer companies that deliver unarranged boxed flowers via common courier with no involvement of retail florists; and
• the increased presence of supermarkets and mass merchants, which has reduced the cash and carry floral business for the traditional retail florist.

          In addition, given that specialty gift products can be an alternative for special-occasion floral purchases, floral retailers and floral direct marketers have expanded their product offerings to include items such as home, garden and gourmet.

 Listed below are how floriculture is sold in the United States:

Distribution Segment	Description
Traditional Florists	Retail florists represent a majority of the U.S. floral retail market. A majority of these florists are sole proprietorships with no external payroll.

"Direct from the Grower" Channel
Growers ship directly to consumers from a warehouse via overnight delivery service. Since orders are fulfilled centrally, they can be combined with other gift products which are not cost-efficient for retail florists to hold in inventory. Direct from the grower flowers are generally marketed to consumers through catalogs and the Internet.

Supermarkets Selling Flowers	Roughly four in ten consumers buy flowers at their local supermarket. Supermarkets that offer flowers in the U.S. are quickly claiming their place in the floral markets.

Other Channels	Big Box Outlets (Home Centers, Mass Merchandisers and Wholesale Clubs) and other nontraditional retailers are establishing a solid base in the floral marketplace.

Seasonality

Sales of our products are seasonal, concentrated in the second calendar quarter, due to Mother's Day, Easter and graduations, and the fourth calendar quarter, due to the Thanksgiving and Christmas holidays and the death care  and wedding industries which are not seasonal.

Competition

In the floral  industry,  there are various  providers  of floral  products,  none of which is  dominant  in the  industry.  Our competitors include:

•	retail floral shops, some of which maintain toll-free telephone numbers and web sites;
•	online floral retailers;
•	catalog companies that offer floral products;
•	floral telemarketers and wire services; and
•	supermarkets, mass merchants and specialty retailers with floral departments.

Description of Property

Semper Flowers neither owns nor leases any real property, although its subsidiary leases a store at 500 State Line Road, Westwood Hills, KS 66205 Our executive offices are located at 1040 First Avenue, Suite 173, New York, New York 10021 and our telephone number is (212) 861-9239.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

We may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties;

(i) insufficient revenues to cover operating costs.

You should read the following discussion and analysis in conjunction with our financial statements and notes thereto, included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management.

PLAN OF OPERATION

Overview

Semper Flowers is a corporation is engaged in the ownership, operation and development of flower shops and it currently operates one establishment under the name Absolute Florists, Inc. Our business plan was the idea of George Marquez.. The Company will seek to differentiate itself from the competition through meticulous attention to detail, and it will insist on highly trained, well groomed delivery and clean vehicles. Since many people now order flows over the internet, the delivery drivers function as public relations representatives of the florist and guardians, in a sense, of the product.

Milestones

There are specific milestones - and steps to achieving each milestone - to our business.  As our strategy is focused on acquisitions utilizing our securities in connection with our acquisitions, our first milestone is establishing our company as a reporting company with the SEC and having our shares of common stock traded on the Over The Counter Bulletin Board.  We believe this will improve our ability to utilize our securities as consideration when seeking to acquire various targets.  We believe we may expend on an additional $10,000 to $15,000 on this process as we have retained attorneys and auditors in connection with such work.  We believe we will be trading on the Over the Counter Bulletin Board within the next 12 months although we cannot provide any guarantee.  An additional milestone will be the establishment of a web site for conducting sales, providing a marketable presence and for our potential targets to visit and review.  We expect the cost for such web site will be approximately $15,000 as we intend to engage third party consultants to perform the required work.  We expect to focus our efforts on the development of the web site after we have commenced trading on the Over the Counter Bulleting Board and believe it will take approximately six weeks to develop.  Finally, during the final quarter of this year, our sole executive officer intends to commence reviewing opportunities for  acquisition.  We expect the costs for such activities during the next 12 months to be limited as our sole executive officer will conduct all such negotiations and due diligence.

Events and Uncertainties that are critical to our business

We have had limited operations and like all new businesses face certain uncertainties, including expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management's potential underestimation of initial and ongoing costs. We have had little or no revenues since our inception. There is no guarantee that we will be able to generate sufficient sales to make our operations profitable. We may continue to have little or no sales and continue to sustain losses in the future. If we continue to sustain losses we will be forced to curtail our operations and go out of business. Our success depends in a large part on our ability to identify and acquire existing floral shops. While we are currently seeking out shops which meet our criteria, there is no guarantee that these efforts will result in any acquisitions. Because of lack of funding, we are unable to hire a dedicated team of analysts and market experts to identify prime acquisition targets.

The Company expects to incur operating losses until it generates significant revenues from its store acquisition program. As a result, the Company believes that period-to-period comparisons of its results of operations will not necessarily be meaningful and should not be relied upon as any indication of future performance.

Proposed Acquisitions

The Company intends to enter into purchase agreements with various floral businesses nationwide, including the leases associated with the stores. The target businesses are ideally small, family owned florists who would benefit from cost reductions associated with consolidation.  In addition, if we are able to raise additional capital, we intend to provide web based sales and call center servicing of which we can provide no guarantee.. Many of the target acquisitions will be established businesses, serving their communities with floral arrangements for weddings, funeral and other flower orientated events. As of the date hereof, we are not in negotiations to acquire any target.  In order to conserve our cash reserves we intend to utilize our securities in connection with such acquisitions.

Critical Accounting Policies

         Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         The following accounting policies are critical in fully understanding and evaluating our reported financial results:

Accounting for Stock-Based Compensation

         We account for our stock options and warrants using the fair value method promulgated by Statement of Financial Accounting Standards No. 123R "Share-Based Compensation" which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services. Therefore, our results include non-cash compensation expense as a result of the issuance of stock options and warrants and we expect to record additional non-cash compensation expense in the future.

Seasonality of Business

Sales of our products are seasonal, concentrated in the second calendar quarter, due to Mother's Day, Easter and graduations, and the fourth calendar quarter, due to the Thanksgiving and Christmas holidays and the death care and wedding industries which are not seasonal.

PLAN OF OPERATIONS - SEMPER FLOWERS, INC.

                    We are a start-up  company with a limited operating history. Our prospects must be considered in light of the risks, costs and difficulties frequently encountered by companies in their early stage of development. As described in the "Description of Business," it is our belief that the Company can add shareholder value through the acquisition and refurbishing of neighborhood florists and, if successful, possibly franchise the brand. Management's attention for the foreseeable future will be devoted to fine-tuning our business strategy, and identifying optimal locations for either acquiring exiting florists or opening a new retail store.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles and we have expensed all development expenses related to the establishment of the company.

RESULTS OF OPERATIONS - SEMPER FLOWERS, INC.

For the period October 9, 2007, (inception) through December 31, 2007, the Company’s sales were zero.  Mr. Marquez concentrated his efforts in researching and analyzing market data in order to refine the Company’s business model and identify optimal markets.  During this period Mr. Marquez spent time raising capital from investors, and dealing with the legal and administrative issues involved in a stock offering.  As disclosed elsewhere the Company completed its initial acquisition, The Absolute Florist, and Mr. Marquez focused efforts in negotiating with the former owner and working with her in revamping the store.

Liquidity and Capital Resources

As of December 31, 2007, our cash on hand was $64,870; total current assets were $97,870, total current liabilities were $15,929 and total stockholders’ equity was $96,555. As of December 31, 2007, we had a working capital surplus of $81,941. Until the company achieves a net positive cash flow from operations, we are dependent on Mr. George Marquez to advance us sufficient funds to continue operations.  We may seek additional capital to fund potential costs associated with expansion and/or acquisitions. We believe that future funding may be obtained from public or private offerings of equity securities, debt or convertible debt securities or other sources. Stockholders should assume that any additional funding will likely be dilutive.  Accordingly, our officers, directors and other affiliates are not legally bound to provide funding to us. Because of our limited operations, if our officers and directors do not pay for our expenses, we will be forced to obtain funding. We currently do not have any arrangements to obtain additional financing from other sources. In view of our limited operating history, our ability to obtain additional funds is limited. Additional financing may only be available, if at all, upon terms which may not be commercially advantageous to us.

RESULTS OF OPERATIONS - THE ABSOLUTE FLORIST

Results of  Operations  -  Comparison  for the Period  Ended  October  31,  2007 Compared to Period Ended October 31, 2006

Revenues

The Company’s revenues and operating results may vary from quarter to quarter because of seasonal fluctuations in the Company’s business.  For example, revenues and operating results have historically been lower for the four months ending October 31 because none of the most popular floral and gift holidays, which include Valentine’s Day, Easter, Mother’s Day, Thanksgiving and Christmas, falls within that period.  For the (unaudited) four months ended October 31, 2007, sales were $45,222, compared to $44,457 for the four months ended October 31, 2006, or an increase of 1.7%.

Cost of Sales

The cost of sales for the four months ended October 31, 2007, $19,360, equaled 43% of sales, an improvement over the $23,931 cost of sales, which was 54% of sales, for the four months ended October 31, 2006.  Keen attention to costs helped reduce delivery costs by 25%, compared with last year, and Ms. Owens was able to reduce the hours worked by (direct labor) part-time employees by 60% compared with the same period last year.

Operating expenses

Retail segment selling, general and administrative expenses for the four month period ended October 31, 2007, increased 12% to $26,574, compared to $23,737 for the same period in the prior year.  The main factors were the $1,720 (roughly 12%) increase in rent and utilities, and there was a 14% increase in payroll and benefits.

Results of Operations - Comparison for the Year Ended June 30, 2007, to the Year Ended June 30, 2006

Results of Operations - Comparison for the Year Ended June 30, 2007, to the Year Ended June 30, 2006

Revenues

For the Absolute Florist (AF) subsidiary, sales for the year ended June 30, 2007, amounted to $142,089, which represented a decline of $24,811 from sales of $166,900 for the year ended June 30, 2006. This decrease in revenue was the result of the lack of capital to implement its business plan.

Cost of Sales

AF’s cost of goods sold for year ended June 30, 2007 were $79,752, or 56% of our sales as compared to $92,887, or 56% of our sales for the year ended June 30, 2006. The decrease in cost of sales directly relates to the decrease in revenue. The subsidiary was adversely impacted by the increasing cost of fuel, during the year ended June 30, 2007.

Operating Expenses

For the year ended June 30, 2007, AF operating expenses were $81,545 as compared to $76,717. Operating expenses for AF were roughly equal to the previous year, with the exception of increased interest and professional fees.  Operating expenses for Semper were primarily payroll and professional fees.

Inflation

The impact of inflation on the costs of our company, and the ability to pass on cost increases to its customers over time is dependent upon market conditions. We are not aware of any inflationary pressures that have had any significant impact on our operations over the past quarter, and we do not anticipate that inflationary factors will have a significant impact on future operations.

Off-Balance Sheet Arrangements

We do not maintain off-balance sheet arrangements nor does it participate in non-exchange traded contracts requiring fair value accounting treatment.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding our sole executive officers and director.

Name	Age	Position
George Marquez	42	Chief Executive Officer, Chief Financial Officer, President, Secretary and Sole Director

Set forth below is a biographical description of the sole executive officer and director based on information supplied by each of them.

George Marquez. Mr. George Marquez holds a BS in Finance from Central Connecticut State University. Between 1993-1997, he worked at Suppes Securities as an equity broker servicing foreign and US based clients. Between 1998 and 2004 he was the senior equity broker at Dupont Securities and responsible for the firms Investment Banking operations as a source of clients and perspective clients. Between 2004 and June of 2005 Mr. Marquez worked for NYSE member firm Westminster Securities leaving in June 2005 due to a death in the family.  From 2005 through the commencement of Semper Flowers in October 2007 Mr. Marquez worked as the sole proprietor of a private consulting business.

CODE OF ETHICS

We adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of our company. A copy of our code of ethics is attached hereto.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash compensation (including cash bonuses) paid or accrued and equity awards granted by us for years ended December 31, 2007 and 2006 to our Chief Executive Officer and our most highly compensated officers other than the Chief Executive Officer at December 31, 2007 whose total compensation exceeded $100,000.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
George Marquez (1)	2007	--	--	$100,000	(2)	--	--	--	--	$100,000	(2)

	2006	--	--	--		--	--	--	--	--

(1)	Sole executive officer and director.
(2)	Represents the 2,000,000 shares of common stock Mr. Marquez received as services in forming the company.

OUTSTANDING EQUITY AWARDS

No other named executive officer has received an equity award.

DIRECTOR COMPENSATION

We do not pay directors compensation for their service as directors.

Employment and Other Agreements

We have not entered into any employment agreement as of the date hereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On  October 7, 2007, we issued an aggregate of  2,000,000 shares of common stock, valued at $100,000, to George Marquez in for services provided as the sole executive officer and director.

           Additionally on November 1, 2007, we issued an aggregate of 100,000 shares of preferred stock with a par value of $0.0001 with a face value of $100,000 without preemptive conversion rights or dividend, to the former owner of The Absolute Florist, Inc. in consideration for the total issued and outstanding shares of the capital stock of Absolute Florist, Inc.  On April 15, 2008, we amended the agreement to cancel the shares of preferred stock and we issued a note in the amount of $100,000 due on July 28, 2008 with interest of 12%.  The interest is payable monthly.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 9, 2008 with respect to the beneficial ownership of the Company's outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. The below table is based on 4,933,529 shares of common stock outstanding as of the date of this prospectus.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)		Percentage of Common Stock (1)
George Marquez (2)*	2,000,000		40.54%

Sichenzia Ross Friedman Ference LLP **	423,529	(3)	8.58%

All officers and directors as a group (1 person)	2,000,000		40.54%

* Address is c/o Semper Flowers, Inc., 1040 First Avenue, Suite 173, New York, New York 10021.
** Address is 61 Broadway, 32 nd floor, New York, NY 10048.  Sichenzia Ross Friedman Ference LLP is a law firm with several partners.  We believe the ultimate voting or investment control is held the partners of such firm.  We have no information with respect to the natural persons who are the partners of such firm.

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Officer and/or director of the Company.

(3) Sichenzia Ross Friedman Ference LLP also holds a common stock purchase warrant to purchase 15% of the fully diluted shares of common stock of our company. The warrant is only exercisable 61 days following any change of control of our company. The warrant exercise price is $1.00.

PLAN OF DISTRIBUTION

Selling Security Holders Distribution

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders holders will be offering our common shares at a price of $0.05 per common share. Notwithstanding the foregoing, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	market sales (both long and short to the extent permitted under the federal securities laws);

•	at the market to or through market makers or into an existing market for the shares;

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

•	a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares. In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-deler is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers. To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold by the selling security holder under Rule 144 rather than pursuant to this prospectus.

DESCRIPTION OF SECURITIES

We are authorized to issue up to 100,000,000 shares of common Stock, par value $0.0001, and 10,000,000 shares of preferred stock. As of April 15, 2008, there were 4,933,529 shares of common stock outstanding and no shares of preferred stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

We appointed Continental Stock Transfer and Trust Co, Inc., New York, NY, as transfer agent for our shares of common stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's directors and executive officers are indemnified as provided by the Nevada General Corporation Law and the Company's Bylaws. Limitation on Liability and Indemnification of Directors and Officers under Nevada General Corporation Law a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

1. his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

2. his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Nevada Revised Statutes Act (the "Nevada Act") permits a Nevada  corporation to  indemnify a present or former  director or officer of the  corporation  (and certain  other  persons  serving at the  request of the  corporation  in related capacities) for  liabilities,  including  legal  expenses,  arising by reason of service in such  capacity if such person shall have acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best  interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe  his  conduct  was  unlawful.  However, in the case of actions brought by or in the right of the corporation, no  indemnification  may be made with respect to any matter as to which such  director or officer shall have been adjudged  liable,  except in certain  limited  circumstances.  Our  Articles  of Incorporation  provide that we shall indemnify  directors and executive officers to the  fullest  extent  now or  hereafter  permitted  by the  Nevada  Act.  The indemnification  provided by the Nevada Act and our Articles of Incorporation is not  exclusive  of any  other  rights  to which a  director  or  officer  may be entitled.  The general effect of the foregoing provisions may be to reduce the circumstances  which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain  insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

 The validity of the common stock offered hereby will be passed upon for Semper Flowers, Inc., by Law Offices of Stephen M. Fleming PLLC, New York, New York.

EXPERTS

The financial statements of Semper Flowers, Inc. as of December 31, 2007 and the related statements of operations, stockholders’ deficit and cash flows from October 9, 2007 (Inception) to December 31, 2007 and our report dated January 28, 2008, relating to the financial statements of The Absolute Florist, Inc. as of June 30, 2007 and the related statements of operations, stockholders’ deficit and cash for the years ended June 30, 2007 and June 30, 2006 appearing in this prospectus and registration statement have been audited by Sherb & Co., LLP, independent registered public accounting firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC 100 F Street, N.E, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC internet site at http://www.sec.gov.

SEMPER FLOWERS, INC.
INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1
Financial Statements:	F-2
Balance Sheet as of December 31, 2007	F-2
Statement of Operations from October 9, 2007 (Inception) - through December 31, 2007	F-3
Statement of Stockholders’ Equity from October 9, 2007 (Inception) - through December 31, 2007	F-4
Statement of Cash Flows from October 9, 2007 (Inception) - through December 31, 2007	F-5

Notes to Financial Statements	F-6 to F-13

ABSOLUTE FLOWERS, INC.

Report of Independent Registered Public Accounting Firm	F-13
Financial Statements:	F-14
Balance Sheet as of June 30, 2007 and 2006 and October 31, 2007 (unaudited)	F-14
Statements of Operations for the period from July 1, 2007 through October 31, 2007 (unaudited) and July 1 , 2006 through October 31, 2007 (unaudited) and the years ended June 30, 2007 and June 30, 2006 – audited
F-15
Statements of Changes in Stockholders’ Deficit for the period from July 1, 2007 through October 31, 2007 (unaudited) and the years ended June 30, 2007, and June 30, 2006 – audited	F-16
Statements of Cash Flows for the period from July 1, 2007 through October 31, 2007 (unaudited), July 1, 2006 through October 31, 2007 (unaudited) and the years ended June 30, 2007, and June 30, 2006 – audited
F-17

Notes to Financial Statements	F-18 to F-20

Financial Statements:	F-20
Introduction to Pro Forma Combined Financial Statements (Unaudited)	F-21

Pro - Forma Combined Statement of Operations (Unaudited)	F-22 to F-23
Notes to Combined Financial Statements (Unaudited)	F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
SEMPER FLOWERS, INC.

We have audited the accompanying balance sheet of Semper Flowers as of December 31, 2007 and the related statements of operations, stockholders' deficit and cash flows from October 9, 2007 (Inception) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Semper Flowers, Inc. as of December 31, 2007 and the results of their operations and their cash flows for the period from October 9, 2007 (Inception) to December 31, 2007, in conformity with U. S. generally accepted accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred net losses of $150,121 from inception through December 31, 2007. As a result, the current operations are not an adequate source of cash to fund future operations. This issue, among others, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to this matter are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

By:	/s/ Sherb & Co., LLP
Sherb & Co., LLP
Certified Public Accountants

New York, N.Y.
January 25, 2008

SEMPER FLOWERS, INC.

SEMPER FLOWERS, INC.
BALANCE SHEET
DECEMBER 31, 2007

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$64,870
Accounts receivable	1,000
Inventory	2,000
Subscription receivable	30,000
Total current assets	97,870

OTHER ASSETS
Goodwill	114,614
Total assets	$212,484

LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES
Accrued liabilities	$35,500
Payroll taxes payable	13,929
Total current liabilities	49,429

OTHER LIABILITY
Note payable	100,000

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, 10,000,000 shares
authorized, no shares issued and outstanding	-
Common stock, $.0001 par value, 100,000,000 shares
shares authorized, 4,933,529 issued and outstanding	493
Additional paid-in-capital	246,183
Accumulated deficit	(183,621)
Total stockholders' equity	96,555
Total liabilities and stockholders' equity	$212,484

The accompanying notes to the financial statements are an integral part of these statements.

SEMPER FLOWERS, INC.

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM OCTOBER 9, 2007 (INCEPTION) TO DECEMBER 31, 2007

Revenue	$20,913
Cost of revenue	8,973
Gross profit	11,940

General and administrative expenses:
Payroll	109,562
Legal and professional fees	65,479
Rent and utilities	8,321
Office and Administrative	9,101
Interest	2,469
Depreciation and amortization	629
Total operating expenses	195,561

Net Loss	$(183,621)

Loss per common share - basic and diluted	$(0.04)

Number of common shares
outstanding basic and diluted	4,933,529

The accompanying notes to the financial statements are an integral part of these statements.

SEMPER FLOWERS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM OCTOBER 9, 2007 (INCEPTION) TO DECEMBER 31, 2007

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, October 9, 2007 (Inception)	-	$-	-	$-	$-	$-	$-

Issuance of restricted shares to
officer @ $0.05 per share	-	-	2,000,000	200	99,800	-	100,000

Issuance of Common Stock
for services @ $0.05 per share	-	-	423,529	42	21,134	-	21,176

Sale of Common Stock @ $0.05 per share	-	-	2,510,000	251	125,249	-	125,500

Net loss	-	-	-	-	-	(183,621)	(183,621)

Balance, December 31, 2007	-	$-	4,933,529	$493	$246,183	$(183,621)	$63,055

The accompanying notes to the financial statements are an integral part of these statements.

SEMPER FLOWERS, INC.

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM OCTOBER 9, 2007 (INCEPTION) TO DECEMBER 31, 2007

Cash flows from operating activities:
Net loss	$(183,621)

Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation and amortization	629
Common stock issued for services	121,176

Change in assets and liabilities:
Prepaid rent	2,780
Accounts payable	27,410
Payroll taxes payable	5,062
Note payable	100,000
Net cash used in operating activities	73,436)
Cash flows from investing activities:
Acquisition of subsidiary	(100,000	0
Cash overdraft acquired from Absolute Florist	(4,066)
Net cash used in investing activities:	(104 ,066)

Cash flows from financing activities:
Proceeds from sale of common stock	125,500
Subscriptions receivable	(30,000)
Net cash provided by financing activities	95,500

Net increase in cash and cash equivalents	64,870
Cash and cash equivalents - beginning of period	-

Cash and cash equivalents - end of period	$64,870

Supplemental disclosures of cash flow information
Cash paid for income taxes	$-
Cash paid for interest	$469

Disclosure of non-cash activities
Purchase of Absolute Florist:
Purchase price – preferred stock	$100,000
Total assets	$(2,342)
Total liabilities	$16,956
Goodwill	$114,614

The accompanying notes to the financial statements are an integral part of these statements.

SEMPER FLOWERS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
NOTE 1-   NATURE OF BUSINESS

Semper Flowers, Inc. (“the Company”) was formed as a Nevada corporation on October 9, 2007.  Semper Flowers, Inc. seeks to add value by acquiring, consolidating, and operating flower and gift retail stores.  The three keys to business success are great locations, efficient delivery service, and joining trade associations that promote local delivery from anywhere in the country.

The Company’s initial acquisition was Absolute Flowers, an attractive corner florist in an affluent suburb of Kansas City.  The store itself is approximately five hundred square feet of retail space, and it enjoys a reputation for quality service expertly provided by its management who will continue to manage the establishment.  The President of Semper Flowers will work with management on maximizing organic growth in the fresh cut market, expand ancillary gift items, and redouble efforts to capture a greater share of the area’s event market (weddings, funerals, celebrations).

NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying financial statements which present the results of operations of Semper Flowers, Inc. for the period ended December 31, 2007, has been prepared using accounting principles generally accepted in the United States of America.  The Company’s fiscal year end is June 30th.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid debt instruments and other short-term investments with a maturity of three months or less, when purchased, to be cash equivalents.

Recoverability of Long-Lived Assets
The Company reviews the recoverability of its long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets. Property and equipment to be disposed of by sale is carried at the lower of the then current carrying value or fair value less estimated costs to sell. Goodwill is tested for impairment annually or more frequently if an event indicates that the asset might be impaired. In accordance with SFAS No. 142, the fair value of goodwill is determined based on a discounted cash flow methodology.

SEMPER FLOWERS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Shipping and handling costs

The Company accounts for shipping and handling costs as a component of “Cost of Sales”.

Advertising

The Company’s policy is to expense the costs of advertising and marketing as incurred.  Advertising expense for the period ending December 31, 2007, was zero.

Accounts Receivable

The Company believes accounts receivable are collectible, therefore there is no reserve needed.

Subscriptions Receivable

All subscriptions receivable were collected in January 2008 and have been classified as current assets accordingly.

Inventories

Inventory consists primarily of fresh cut flowers, wrapping, vases, and stationary, and is carried at the lower of average cost or market and consists of finished goods.

Revenue Recognition
Retail sales for floral and specialty gift orders are recognized at the point of sale.  Sales tax is excluded from revenue.  Internet sales are recognized when the merchandize is delivered to the customer.  In circumstances where the criteria are not met, revenue recognition is deferred until resolution occurs.  The Company recognizes shipping and handling fees as revenue, and the related expenses as a component of cost of sales.

Cost of Sales
Cost of sales includes the costs of inventory sold during the period, including fresh cut flowers, gift items and packaging materials, the salaries and related expenses of production and distribution personnel, and freight and delivery expenses.

Income Taxes
The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Earnings (Loss) Per Share of Common Stock
The Company presents basic earnings (loss) per share and, if appropriate, diluted earnings per share in accordance with SFAS 128, “Earnings Per Share (“SFAS 128”). Under SFAS 128 basic net income (loss) per share is computed by dividing net income (loss) for the period by the weighted-average number of shares outstanding during the period. Diluted net income per share is computed by dividing net income for the period by the weighted-average number of common share equivalents during the period.  The common stock equivalents at December 31, 2007 include a common stock purchase warrant to purchase 15% of the fully diluted shares of the Company.

Fair Value of Financial Instruments
The carrying amounts reported in the consolidated balance sheet for cash, accounts receivable and accounts payable approximate fair value based on the short-term maturity of these instruments.

Stock Warrant

On October 10, 2007, in consideration for legal services rendered, the Company issued a twenty year warrant to Sichenzia Ross Friedman Ference LLP, whereby, if Semper Flowers, Inc. undergoes a change of control, the holder may acquire fifteen percent of the common shares of the Company for the aggregate consideration of one dollar.   The following table provides the range of assumptions used for the warrant granted in 2007:

Year Ended
December 31, 2007
Risk-free interest rate	4.31%
Expected life in years	20
Expected volatility	100%
Dividend yield	—

The weighted average fair value of the warrant granted in 2007 was $0.045 per warrant, or $33,500 in total that was recorded as legal expenses as of December 31, 2007.

Due to the Company’s limited history as a public company, the Company has estimated expected volatility for the year ended December 31, 2007, to be 100%. The Company’s computation of expected life is calculated using the simplified method in accordance with Staff Accounting Bulletin N0. SAB 107 “Share-Based Payment”. The Company’s dividend yield is 0.0%, since there is no history of paying dividends and there are no current plans to pay dividends. The Company’s risk-free interest rate is the U.S. Treasury bill rate for the period equal to the expected term based on the U.S. Treasury note strip principal rates as reported in well-known and widely used financial sources.

SEMPER FLOWERS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115 . This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement applies to all entities, including not-for-profit organizations. Most of the provisions of this Statement apply only to entities that elect the fair value option. However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities. The fair value option permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. The fair value option may be applied instrument by instrument (with a few exceptions); is irrevocable (unless a new election date occurs); and is applied only to entire instruments and not to portions of instruments.

This Statement is effective as of the beginning of an entity’s first fiscal year that begins after or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurement. The Company does not expect the adoption of SFAS 157 to materially effect the Company’s financial position or results of operations.

FASB 141(revised 2007) – Business Combinations

In December 2007, the FASB issued FASB Statement No. 141 (revised 2007), Business Combinations. This Statement replaces FASB Statement No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. This Statement’s scope is broader than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration. By applying the same method of accounting—the acquisition method—to all transactions and other events in which one entity obtains control over one or more other businesses, this Statement improves the comparability of the information about business combinations provided in financial reports.

This Statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the Statement. That replaces Statement 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values.

This Statement applies to all transactions or other events in which an entity (the acquirer) obtains control of one or more businesses (the acquirer), including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration, for example, by contract alone or through the lapse of minority veto rights. This Statement applies to all business entities, including mutual entities that previously used the pooling-of-interests method of accounting for some business combinations. It does not apply to: (a) The formation of a joint venture, (b) The acquisition of an asset or a group of assets that does not constitute a business, (c) A combination between entities or businesses under common control, (d) A combination between not-for-profit organizations or the acquisition of a for-profit business by a not-for-profit organization.

SEMPER FLOWERS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FASB 141(revised 2007) – Business Combinations - continued

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

FASB 160 – Noncontrolling Interests in Consolidated Financial Statements
                – an amendment of ARB No. 51

In December 2007, the FASB issued FASB Statement No. 160 – Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.  This Statement applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. Not-for-profit organizations should continue to apply the guidance in Accounting Research Bulletin No. 51, Consolidated Financial Statements, before the amendments made by this Statement, and any other applicable standards, until the Board issues interpretative guidance.

This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this Statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This Statement improves comparability by eliminating that diversity.

A noncontrolling interest, sometimes called a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require: (a) The ownership interests in subsidiaries held by parties other than he parent be clearly identified, labeled, and presented in the consolidated statement  of financial position within equity, but separate from the parent’s equity, (b)  The  amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, (c)  Changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. A parent’s ownership interest in a subsidiary changes if the parent purchases additional ownership interests in its subsidiary or if the parent sells some of its ownership interests in its subsidiary. It also changes if the subsidiary reacquires some of its ownership interests or the subsidiary issues additional ownership interests. All of those transactions are economically similar, and this

Statement requires that they be accounted for similarly, as equity transactions, (d) When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment, (e) Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.

This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. These Statements shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

SEMPER FLOWERS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 3-   GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has recently commenced operations and has incurred large losses and has limited working capital that raises substantial doubt about its ability to continue as a going concern. The Report of Independent Registered Public Accounting Firm included in the Company's financial statements stated that these conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Company management may have to raise additional debt or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be obtained in sufficient amounts necessary to meet the Company's needs. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

NOTE 4-   EQUITY TRANSACTIONS

Semper Flowers, Inc was incorporated on October 9, 2007. Upon incorporation the Company had authority to issue the following:

Preferred Stock-   10,000,000 $.0001 par value shares.
Common Stock- 100,000,000  $.0001 par value shares.

On October 9, 2007, the Company issued an aggregate of 2,000,000 shares of common stock, valued at $0.05 per share, the initial public offering price per share as stated in Note 6, to George Marquez for professional services.  On October 9, 2007 the Company issued 423,529 shares of common stock, valued at $0.05 per share, the initial public offering price, and a common stock purchase warrant to purchase 15% of the fully diluted shares of common stock exercisable at $1.00 per share, to Sichenzia Ross Freidman LLP as consideration for legal fees regarding its representation of the Company in connection with the preparation of the registration statement.  The Company sold 2,510,000 shares in a share offering for a total of $125,500.   The issuances of these shares are reflected in the Company’s financial statements as of December 31, 2007.  The shares issued to Mr. Marquez, valued at $100,000, were recorded as payroll expense, plus the shares issued to Sichenzia Ross Freidman LLP were accounted for as legal and professional fees.

NOTE 5-   INCOME TAXES

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company’s assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company’s tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

SEMPER FLOWERS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

NOTE 5-   INCOME TAXES - continued

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes ("SFAS No.109"). SFAS No.109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss carry-forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The following is a reconciliation of income taxes computed using the statutory Federal rate to the income tax expense in the financial statements for December 31, 2007.

12/31/07
Income tax (benefit) computed at statutory rate	$(62,431)
Permanent difference – stock based compensation	41,200
Valuation allowance	22,231
Provision for income taxes	-

As of December 31, 2007, the Company has net operating losses for Federal income tax purposes totaling approximately $29,000, expiring at various times through December 31, 2027.

The following is a tax table of Deferred tax assets at December 31, 2007:

Net operating loss	$22,231
Valuation allowance	(22,231)
Net deferred tax asset	$-

NOTE 6-   PURCHASE OF SUBSIDIARY

On November 1, 2007, the Company executed and consummated a stock purchase agreement with the shareholder of The Absolute Florist, Inc. (“Absolute Florist”). Under the purchase agreement, the Company acquired all of the issued and outstanding capital stock of Absolute Florist. In consideration for the stock of Absolute Florist, the Company issued a Note Payable for $100,000 with a coupon of 12% of Semper Flowers, Inc, to Ms. Loretta B. Owens, the former shareholder of The Absolute Florist, Inc.

 SFAS 141 requires the Company to allocate the purchase price first to identifiable assets and liabilities at market value, then to intangible but identifiable separate assets and liabilities, and allocate the remainder to Goodwill.  The Absolute Florist, Inc. is a “turnkey” neighborhood florist with deep roots, over twenty years, in the community.  Absolute Florist is located in an area which, according to the U.S. Census, residents are better educated, earn more, and are slightly younger (prime florist customers) than the national average.  The store has consistently both served life events (weddings, 'sweet sixteen’s', and funerals), and the mundane “I’m sorry” periodic flower arrangements.  Absolute Florist, regrettably, lacks the following valuable contractual assets: Customer contracts; Order backlog; Operating leases; License agreements; Royalty agreements; Employment contracts; and Trademarks and Patents.  In addition, Absolute Flowers lacks the following non-contractual yet separable assets such as Customer/subscriber lists or unpatented technology.  The store also lacks a valuable lease, and is rented on a month by month basis.  Given the above, the excess over identifiable assets and liabilities were categorized as goodwill.

The cost to acquire The Absolute Florist, Inc. has been allocated to the net assets and liabilities acquired according to estimated fair values as follows:

Purchase price	$100,000
Total assets*	(2,342)
Total liabilities*	16956
Goodwill	$114,614
*Assets were reduced by the $22,875 "Due from Officer" and liabilities were reduced by $25,030 "Bank Loan Payable"

Goodwill will reviewed for possible impairment at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the carrying amount is greater than its fair value. No impairment loss was recognized during the reporting period. The Company has adopted Statement of Financial Accounting Standards No. 142, Goodwill and Intangible Assets. Impairment analysis will be performed when conditions or circumstances arise which merit such a review.  For the period ending December 31, 2007, no impairment entry was necessary.

SEMPER FLOWERS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

NOTE 6-   PURCHASE OF SUBSIDIARY - continued

This Note Payable  shall be designated  Nonconvertible Note Payable, and it shall have the powers, designations, preferences and relative, participating, optional or other special rights of, and qualifications, limitations or restrictions upon  said shares as set forth below:

1. Interest. The holders of the Nonconvertible Note Payable shall be entitled to receive monthly simple interest, at the rate of 12% per annum.

2. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Nonconvertible Payable shall be entitled to receive their principal back, plus interest, from the liquidation of any of the assets of the Company before any distributions to common shareholders.

3. Nonconvertible. The Nonconvertible Note Payable shall be nonconvertible. It shall not be convertible into any shares of common stock of the Company or into any other securities of the Company.

4. Redemption. The Nonconvertible Note Payable has no mandatory redemption feature. It may only be redeemed through the negotiation and agreement of the Company and the holders of the Nonconvertible Note Payable.

5.  Amendment. Except as otherwise required by law or provided herein, any term of this statement may be amended and the observance of any term hereof may be waived (either generally or in a particular instance) only with the written consent of holders of not less than 75% of the ownership interests of the issued and outstanding principal of the Nonconvertible Note Payable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
The Absolute Florist, Inc
New York, N.Y. 10022

We have audited the accompanying balance sheet of Absolute Florist, Inc. as of June 30, 2007 and 2006, and the related consolidated statements of operations, shareholders' deficit and cash flows for the years ended June 30, 2007 and 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Absolute Florist, Inc. as of June 30, 2007 and 2006, and the results of their operations and their cash flows for the years ended June 30, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred net losses of $19,208 for the year ended June 30, 2007 and has an accumulated deficit of $56,056 at June 30, 2007. This issue among others raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

By:	/s/ Sherb & Co., LLP
Certified Public Accountants

New York, N.Y.
January 28, 2008

ABSOLUTE FLORIST, INC
BALANCE SHEETS
OCTOBER 31, 2007 (unaudited), JUNE 30, 2007 &  JUNE 30, 2006

	October 31,
	2007	June 30,	June 30,
	(unaudited)	2007	2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$-	$4,823
Accounts receivable	1,000	1,000	1,000
Inventory	2,000	2,000	2,000
Prepaid rent	2,780	2,780	-
Due from officer	22,875	22,553	38,137
Total current assets	28,655	28,333	45,960

OTHER ASSETS
Furniture and fixtures, net	629	629	13
Total other assets	629	629	13

Total assets	$29,284	$28,962	$45,973

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Bank overdraft	$4,066	$1,054	$-
Accounts payable	8,089	8,089	751
Payroll taxes payable	8,867	10,845	17,040
Taxes payable	21,022	19,988	17,791

LONG-TERM LIABILITIES
Loans payable officer	25,030	25,030	25,030

Stockholders' Equity (Deficit)
Common stock , no par value, 1,000 shares authorized,
and one share issued and outstanding for each period	40,000	40,000	40,000
Accumulated deficit	(56,768)	(56,056)	(36,848)
Total stockholders' equity (deficit)	(16,768)	(16,056)	3,152

Total liabilities and stockholders' equity	$29,284	$28,962	$45,973

The accompanying notes to the financial statements are an integral part of these statements.

ABSOLUTE FLORIST, INC.
STATEMENTS OF OPERATIONS

	4 Months Ended	4 Months Ended
	October 31,	October 31,	For the Years Ended
	2007	2006	June 30,	June 30,
	(unaudited)	(unaudited)	2007	2006

Revenue	$45,222	$44,457	$142,089	$166,900
Costs of revenue	19,360	23,931	79,752	92,887

Gross profit	25,862	20,526	62,337	74,013

General and administrative expenses
Rent and utilities	15,893	14,173	43,260	44,632
Payroll and benefits	5,199	4,550	12,064	16,822
Interest and penalties	2,585	2,208	13,030	7,472
Office expense	1,120	1,414	1,493	785
Depreciation	-	-	1,985	2,013
Miscellaneous	497	1,392	3,000	3,958
Legal and professional	1,280	-	6,713	1,035
Total operating expenses	26,574	23,737	81,545	76,717

Loss before provision for
(benefit of) income taxes	(712)	(3,211)	(19,208)	(2,704)
Provision for (benefit of) income taxes	-	-	-	-

Net loss	$(712)	$(3,211)	$(19,208)	$(2,704)

The accompanying notes to the financial statements are an integral part of these statements.

ABSOLUTE FLORIST, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

				Total
	Common Stock		Accumulated	Stockholders'
	Shares	Amount	Deficit	Equity (Deficit)

Balance at June 30, 2005	1	$40,000	$(34,144)	$5,856

Net Loss		-	(2,704)	(2,704)

Balance at June 30, 2006	1	40,000	(36,848)	3,152

Net Loss		-	(19,208)	(19,208)

Balance at June 30, 2007	1	40,000	(56,056)	(16,056)

Net Loss		-	(712)	(712)

Balance at October 31, 2007	1	$40,000	$(56,768)	$(16,768)

The accompanying notes to the financial statements are an integral part of these statements.

ABSOLUTE FLORIST, INC.
STATEMENTS OF CASH FLOWS

	For the four	For the four
	Months Ended	Months Ended	For the	For the
	October 31	October 31	Year Ended	Year Ended
	2007	2006	June 30	June 30,
	(unaudited)	(unaudited)	2007	2006

Cash flows from operating activities:
Net loss	$(712)	$(3,211)	$(19,208)	$(2,704)

Adjustments to reconcile net loss to net
cash used in operating activities:

Depreciation	-	-	1,985	2,013

(Increase) decrease in assets and liabilities:
Prepaid rent			(2,780)	-
Payroll taxes payable	(1,978)	-	(6,196)	1,017
Accounts payable and accrued expenses	-	-	7,339	(249)

Net cash provided by (used in) operating activities	(2,690)	(3,211)	(18,860)	77

Cash flows from investing activities:
Furniture and fixtures	-	-	(2,600)	-

Net cash used in investing activities	-	-	(2,600)	-

Cash flows from financing activities:
Advances from shareholder	(322)	-	15,583	4,117
Overdraft advance	3,012	-	1,054	-
Net cash (used in) provided by by financing activities	2,690	-	16,637	4,117

Net (decrease) increase in cash and cash equivalents	-	(3,211)	(4,823)	4,194
Cash and cash equivalents - beginning of period	-	4,823	4,823	629

Cash and cash equivalents - end of period	$-	$1,612	$-	$4,823

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$7,472	$-	$13,030	$2,585

The accompanying notes to the financial statements are an integral part of these statements.

THE ABSOLUTE FLORIST, INC.
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2007

NOTE 1 -	ORGANIZATION AND BASIS OF PRESENTATION

The Absolute Florist, Inc. (the “Company”) was incorporated on September 9, 1986, as a Missouri corporation.

The Absolute Florist has successfully operated as a full service flower retail store just outside Kansas City, Missouri, for approximately twenty years.  The store is instrumental in attending to events in the area, such as weddings, confirmations, and general festivities.

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

 Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Based Compensation
In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes Accounting Principles Board (“APB”) Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or “SAB 107”. SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the U.S. Securities and Exchange Commission (the “SEC”) adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS No. 123. Effective January 1, 2006, the Company has adopted SFAS No. 123(R) under the prospective method.

Revenue Recognition
Retail sales for floral and specialty gift orders are recognized at the point of sale.  Sales tax is excluded from revenue.  Internet sales are recognized when the merchandize is delivered to the customer.  In circumstances where the criteria are not met, revenue recognition is deferred until resolution occurs.  The Company recognizes shipping and handling fees as revenue, and the related expenses as a component of cost of sales.

Shipping and handling costs
The Company accounts for shipping and handling costs as a component of “Cost of Sales”.

Advertising
The Company’s policy is to expense the costs of advertising and marketing as incurred.  Advertising expense was $247 and $178 for the years ended June 30, 2006, June 30, 2007, respectively.

THE ABSOLUTE FLORIST, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2007

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
Income taxes are provided in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes”. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carryforwards. As of December 31, 2007, the Company has a loss carryforward that may be used to offset future obligations.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, and some portion or the entire deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

The Company had estimated federal payroll tax obligations of $8,867, $9,223, and $8,104, as of October 31, 2007, June 30, 2007, and June 30, 2006, respectively, including an estimated accrual for interest and penalties. These amounts are included in payroll taxes payable in the accompanying consolidated balance sheets.

Fair Value of Financial Instruments
The carrying amounts reported in the consolidated balance sheet for cash, accounts receivable and accounts payable approximate fair value based on the short-term maturity of these instruments.

Inventories

Inventory consists primarily of fresh cut flowers, wrapping, vases, and stationary, and is carried at the lower of average cost or market and consists of finished goods.

Cost of Sales
Cost of sales includes the costs of inventory sold during the period, including fresh cut flowers, gift items and packaging materials, the salaries and related expenses of production and distribution personnel, and freight and delivery expenses.

Due from officer
This amount is due on demand and non-interest bearing.

NOTE 3-	GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a cumulative net loss from inception through October 31, 2007 of $56,768.

The Company will continue its operations. There is no guarantee that the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

THE ABSOLUTE FLORIST, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
OCTOBER 31, 2007

NOTE 4-	INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes ("SFAS No.109"). SFAS No.109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss carry-forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The following is a reconciliation of income taxes computed using the statutory Federal rate to the income tax expense in the financial statements as of October 31, 2007, June 30, 2007, and June 30, 2006.

	October 31, 007	June 30, 2007	June 30, 2006
Income tax (benefit) computed at statutory rate	$3,941	$6,534	$2,761
Change in valuation allowance	(3,941)	(6,534)	(2,761)
Provision for income taxes	$-	$-	$-

As of October 31, 2007, the Company has net operating losses for Federal income tax purposes totaling $56,768, expiring at various times through December 31, 2027. The following is a schedule of deferred tax assets as of October 31, 2007:

Net operating loss	$19,308
Valuation allowance	(19,308)
Net deferred tax asset	$-

NOTE 5-	LOANS PAYABLE - OFFICER

The Note Payable to Commerce Bank included on the financial statements was a personal home equity loan, not a corporate loan, taken out by Ms. Loretta B. Owens, the sole shareholder of Absolute Flowers, which was used to fund working capital for the store.  The note payable became a personal liability of Ms. Owens after the business was sold.

NOTE 6-	SUBSEQUENT EVENTS

On November 1, 2007 Loretta B. Owens, the Company’s sole shareholder, sold the single share issued and outstanding of The Absolute Florist, Inc common stock in exchange for $100,000 Note Payable in Semper Flowers, Inc., a pre-existing Nevada Corporation pursuant to a Plan of Sale (the “Plan”). Semper Flowers, Inc. was incorporated on October 9, 2007. The Absolute Florist, Inc. became a wholly owned subsidiary of Semper Flowers, Inc.

INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Financial Statements of Semper Flowers, Inc. and The Absolute Florist, Inc. give effect to the acquisition of the assets and liabilities of The Absolute Florist, Inc. by Semper Flowers, Inc. Accordingly, Semper Flowers, Inc. is treated as the acquirer for accounting purposes accounted for under the purchase method of accounting prescribed by Financial Accounting Standards No. 141, Business Combinations. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of Semper Flowers, Inc. would actually have been if the merger had in fact occurred on July 1, 2006, nor do they purport to project the results of operations or financial position of Semper Flowers, Inc. for any future period or as of any date, respectively. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values and useful lives of assets acquired and liabilities assumed are based on preliminary valuation and are subject to final valuation adjustments.

The pro forma combined historical statement of operations gives effect to the acquisition of The Absolute Florist, Inc. as if it had occurred as of July 1, 2006, combining historical results of Semper Flowers, Inc. for the six months ended December 31, 2007 with the historical results of the same period for The Absolute Florist, Inc.

These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between Semper Flowers, Inc. and The Absolute Florist, Inc.

SEMPER FLOWERS, INC.
PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2007
(Unaudited)

	ABSOLUTE FLORIST, INC.	SEMPER FLOWERS, INC.	PRO FORMA COMBINED

Revenue	$45,222	$20,913	$66,135
Costs of revenue	19,360	8,973	28,333

Gross profit	25,862	11,940	37,802

General and administrative expenses
Rent and utilities	15,893	8,321	24,214
Payroll and benefits	5,190	109,563	114,753
Interest	2,585	2,469	5,054
Office expense	1,129	2,962	4,091
Depreciation	-	629	628
Miscellaneous	497	6,139	6,636
Professional fees	1,280	65,479	66,759
Total operating expenses	26,574	195,561	222,135

Loss before provision for
income taxes	(712)	(183,621)	(184,333)
Provision for income taxes	-	-	-

Net loss	$(712)	$(183,621)	$(184,333)

Loss per share:
Basic and diluted loss per share

Net loss per share	$(0.00)	$(0.04)	$(0.04)

Weighted average number of common shares
outstanding - basic and diluted	4,933,529	4,933,529	4,933,529

The accompanying notes to the financial statements are an integral part of these statements.

SEMPER FLOWERS, INC.
PRO-FORMA STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2007

	Absolute	Semper
	Florist, Inc.	Flowers, Inc.	Combined

Revenue	$142,089	$-	$142,089
Costs of revenue	79,752	-	79,752

Gross profit	62,337	-	62,337

General and administrative expenses
Rent and utilities	43,260	-	43,260
Payroll and benefits	12,064	-	12,064
Interest	13,030	-	13,030
Office expense	1,493	-	1,493
Depreciation	1,985	-	1,985
Miscellaneous	3,000	-	3,000
Legal and professional	6,713	-	6,713
Total operating expenses	81,545	-	81,545

Loss before provision for
income taxes	(19,208)	-	(19,208)
Provision for income taxes	-	-	-

Net loss	$(19,208)	$-	$(19,208)

The accompanying notes to the financial statements are an integral part of these statements.

SEMPER FLOWERS, INC.
NOTES TO PRO-FORMA COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2007
(Unaudited)

On November 1, 2007, the Company executed and consummated a stock purchase agreement with the shareholder of The Absolute Florist, Inc. (“Absolute Florist”). Under the purchase agreement, the Company acquired all of the issued and outstanding capital stock of Absolute Florist. In consideration for the stock of Absolute Florist, the Company issued a Note Payable for $100,000 with a coupon of 12% of Semper Flowers, Inc, to Ms. Loretta B. Owens, the former shareholder of The Absolute Florist, Inc. In accordance with SFAS, No. 141, “Business Combinations”, the Company allocated the purchase price to the fair value of the assets acquired and liabilities assumed, and the excess of that amount was recorded as goodwill. Absolute Florist has been in business over twenty years and was a ‘turnkey’ acquisition in an area where, according to the U.S. Census, residents are better educated, earn more, and are slightly younger (prime florist customers) than the national average.

Goodwill will reviewed for possible impairment at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the carrying amount is greater than its fair value. No impairment loss was recognized during the reporting period. The Company has adopted Statement of Financial Accounting Standards No. 142, Goodwill and Intangible Assets. Impairment analysis will be performed when conditions or circumstances arise which merit such a review.

The cost to acquire The Absolute Florist, Inc. has been allocated to the net assets and liabilities acquired according to estimated fair values as follows:

Purchase price	$100,000
Total assets *	(2,342)
Total liabilities *	16,956
Goodwill	$114,614

* Assets were reduced by the $22,875 "Due from Officer" and liabilities were reduced by $25,030 "Bank Loan Payable" which were owed by Loretta B. Owens, the former shareholder.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee	$4.93
Accounting fees and expenses	15,000.00*
Legal fees and expenses	5,000.00**
TOTAL	$20 ,004.93 *

* Estimated

Item 14.    Indemnification of Directors and Officers

The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes Act (the "Nevada Act") and the Company's Bylaws. Limitation on Liability and Indemnification of Directors and Officers under Nevada General Corporation Law a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

1. his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

2. his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

As permitted by Nevada law, our By-Laws include a provision which provides for indemnification of a director or officer by us against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was an officer or director, provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to our best interests. We have purchased insurance under a policy that insures both our company and our officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16.    Recent Sales of Unregistered Securities

On October 9, 2007, the Company issued 2,000,000 shares of common stock to George Marquez, the sole executive officer of the Company in consideration of services provided to the Company.

On October 9, 2007, the Company issued its legal counsel 423,529 shares of common stock and a common stock purchase warrant to purchase 15% of the fully diluted shares of common stock of the Company. The warrant is only exercisable 61 days following any change of control of the Company. The warrant exercise price is $1.00.

 In November 2007, we issued and sold 1,910,000 shares of common stock to 26 accredited investors in consideration of $95,500.

 In January 2008, we issued and sold 600,000 shares of common stock to 13 accredited investors in consideration of $30,000.

All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Item 16.    Exhibits

Please see the exhibit index on page II-5.

Item 17.    Undertakings

The undersigned registrant hereby undertakes to:

(1)   File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii)   Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 ;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)   Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in New York, New York on April 23, 2008.

Semper Flowers, Inc.

By:	/s/ George Marquez
George Marquez
Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer, Principal Accounting Officer and Director

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.
Signature	Title	Date

/s/ George Marquez George Marquez	Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer, Principal Accounting Officer and Director	April 23 , 2008

Exhibit Index –

Exhibit No.	Description of Exhibit
3.1	Certificate of Incorporation of the Company (1)

3.2	By-laws of the Company (1)

4.1	Common Stock Purchase Warrant issued to Sichenzia Ross Friedman Ference LLP (1)
4.2	Promissory Note dated April 15, 2008
5.1	Opinion (1)

10.1	Agreement of Sale for the acquisition of The Absolute Florist Inc. (1)
10.2	Amendment No. 1 to the Agreement of Sale
14.1	Code of Ethics. (1)

21.1	List of Subsidiaries of the Company. (1)

23.1	Consent of Sherb & Co. LLP

23.2	Consent of Law Offices of Stephen M. Fleming PLLC (included in exhibit 5.1)

 (1) Incorporated by reference to the Form S-1 Registration Statement filed with the Securities Exchange Commission on February 11, 2008.